                                                                    EXHIBIT 5.01
                                                                    ------------


                                 June 23, 1999


TSI International Software Ltd.
45 Danbury Road
Wilton, CT 06897

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about June 23, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,342,946 shares of your Common Stock (the "Stock"), all of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders"). The Selling Stockholders are either (i) former stockholders of Braid Group Limited ("Braid"), all of whose issued and outstanding share capital you acquired pursuant to that certain Stock Purchase Agreement, dated as of March 18, 1999, by and among TSI International Software Ltd. (the "Company") and the Braid stockholders (the "Stock Purchase Agreement") or (ii) former stockholders of Software Consulting Partners, Inc. ("SCP"), substantially all of whose assets you acquired and certain liabilities of whose you assumed pursuant to that certain Asset Transfer Agreement (the "Transfer Agreement"), dated as of November 13, 1998, by and among The Company, SCP and, only with respect to certain provisions of the Transfer Agreement, a stockholder of SCP.

     In rendering this opinion, we have examined the following:

     (1)  the Amended and Restated Certificate of Incorporation of the Company;

     (2)  the Amended and Restated Bylaws of the Company;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (6) oral verification from your transfer agent of the number of your issued and outstanding shares of capital stock as of the date hereof;

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

     (8)  the Stock Purchase Agreement;

     (9) the documents delivered by the Selling Stockholders at the closing of the transactions contemplated by the Exchange Agreement, including representations and warranties as to certain matters;

     (10) the Transfer Agreement; and

     (11) the documents delivered by the SCP stockholders at the closing of the transaction contemplated by the Transfer Agreement, including representations and warranties with respect to certain matters.

     By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company' registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     You have informed us that you intend to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

     Based upon the foregoing, it is our opinion that the 2,342,946 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Jeffrey R. Vetter
                                  ----------------------------
                                  Jeffrey R. Vetter, a Partner